  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-223764
The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED MARCH 19, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 19, 2018)
$300,000,000
    % Fixed-to-Floating Rate Subordinated Notes due 2028

We are offering $300,000,000 aggregate principal amount of      % fixed-to-floating rate subordinated notes due 2028 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will mature on            , 2028. From and including the date of issuance to, but excluding            , 2023, the Notes will bear interest at an initial rate of      % per annum, payable semi-annually in arrears on            and      of each year, commencing on            , 2018. From and including            , 2023 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus      basis points, payable quarterly in arrears on     ,     , and     of each year, commencing on            , 2023. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.
We may, at our option, beginning with the interest payment date of            , 2023 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to all current and future senior indebtedness of Simmons First National Corporation, including all of its general creditors, and they will be structurally subordinated to all of its subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Simmons First National Corporation only and are not obligations of, and are not guaranteed by, any of Simmons First National Corporation’s subsidiaries. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.
The Notes will not be listed on any securities exchange or quoted on a quotation system. Currently, there is no public trading market for the Notes.
	Per Note	Total
Price to public(1)	%	$
Underwriting discounts(2)	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from the original issue date.

(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement.

Investing in the Notes involves risks. Before investing in the Notes, potential purchasers of the Notes should consider the information set forth in the “Risk Factors” section beginning on page S-11 and in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference.
The Notes are not savings accounts, deposits or other obligations of our subsidiary banks, Simmons Bank and Bank SNB, or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality. None of the U.S. Securities and Exchange Commission (“SEC”), the FDIC, the Federal Reserve, the Arkansas Securities Department or any state securities commission or any other bank regulatory agency has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about            , 2018, which is the third business day following the date of pricing the Notes (such settlement being referred to as “T+3”). See “Underwriting” for details.

Lead Book Running Manager	Joint Book Running Managers
Sandler O’Neill + Partners, L.P.	Keefe, Bruyette & Woods A Stifel Company	Stephens Inc.

Prospectus Supplement dated            , 2018

Prospectus Supplement
Prospectus
S-i

About This Prospectus Supplement
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Simmons,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Simmons First National Corporation. References to “Simmons Bank” or the “Bank” mean Simmons Bank, which is our wholly owned lead bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before deciding to purchase the Notes.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriters are not offering to sell nor seeking offers to buy the Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
S-ii

Forward-Looking Statements
Certain statements contained in this prospectus supplement or the accompanying prospectus may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “believe,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.
These forward-looking statements include, without limitation, those relating to our future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to our stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on our financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, the effect of pending litigation, acquisition strategy, efficiency initiatives, legal and regulatory limitations and compliance and competition.
These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in our operating or expansion strategy or our ability to successfully execute such strategy, the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates and their effects on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest-sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, fair value for covered loans, covered other real estate owned and FDIC indemnification asset; and those factors set forth under Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017, and other cautionary statements set forth elsewhere in this prospectus supplement. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.
S-iii

Prospectus Supplement Summary
The following is a summary of selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. It does not contain all of the information that may be important to your decision to purchase the Notes offered hereby. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” sections and the historical financial statements and the related notes thereto and management’s discussion and analysis before making a decision to purchase the Notes.
Simmons First National Corporation
We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We are headquartered in Arkansas and as of December 31, 2017, had, on a consolidated basis, total assets of approximately $15.1 billion, total net loans of approximately $10.7 billion, total deposits of approximately $11.1 billion and stockholders’ equity of approximately $2.1 billion. We conduct our banking operations through our lead subsidiary bank, Simmons Bank, and Bank SNB, which we intend to merge with Simmons Bank in mid-2018. Together, our subsidiary banks operate approximately 200 financial centers located in communities in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.
We are committed to the community bank model as we believe it encourages local customer engagement and local decision making, thereby producing a more responsive and satisfactory experience for our customers. We also believe our model empowers our bankers to enhance shareholder value through developing and growing holistic customer relationships. As we focus on the communities in which we primarily operate, we provide a wide range of consumer and commercial loan and deposit products to individuals and businesses in our core markets. We also have developed through our experience and scale and through acquisitions specialized products and services that are in addition to those offered by the typical community bank and that are provided in many cases to customers beyond our core market area. Those products include credit cards, personal and corporate trust services, investments, insurance, agricultural finance lending, equipment lending, consumer finance and SBA lending.
We seek to build stockholder value by (1) focusing on strong asset quality, (2) maintaining strong capital, (3) managing our liquidity position, (4) improving our operational efficiency and (5) opportunistically growing our business, both organically and through acquisitions of financial institutions.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “SFNC.” Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas 71601, and its telephone number is (870) 541-1000. We also have corporate offices in Little Rock, Arkansas.

The Offering
The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
Simmons First National Corporation
Securities offered
    % Fixed-to-Floating Rate Subordinated Notes due 2028
Aggregate principal amount
$300,000,000
Issue price
    %
Maturity date
The Notes will mature on            , 2028.
Interest rate
From and including the issue date to but excluding            , 2023, a fixed per annum rate of    %.
From and including            , 2023 to but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus      basis points; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Bloomberg (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture governing the Notes. Simmons has appointed Wilmington Trust, National Association as the Calculation Agent for purposes of determining three-month LIBOR for each floating rate interest period.
Interest payment dates
Until, but not including            , 2023, we will pay interest on the Notes on and      of each year, commencing,             2018.
From and including            , 2023 to            , 2028 but excluding the maturity date or the date of earlier redemption, we will pay interest on the Notes on     ,     , and      of each year.
Record dates
Interest on each Note will be payable to the person in whose name such Note is registered on the      day of the month immediately preceding the applicable interest payment date.
Day count convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding            , 2023 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
No guarantee
The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Subordination, Ranking
The Notes offered by this prospectus supplement will be issued by us under a Subordinated Indenture dated as of            , 2018 between Simmons First National Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture dated as of            , 2018 between Simmons and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be Simmons’ unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture governing the Notes), all as described under “Description of the Notes” in this prospectus supplement;

•
will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general and trade creditors and liabilities arising in the ordinary course of business or otherwise.

As of December 31, 2017, on a consolidated basis, our total liabilities totaled approximately $13.0 billion, which includes approximately $11.1 billion of deposit liabilities. As of December 31, 2017, we also had approximately $141.3 million of outstanding principal and accrued but unpaid interest related to subordinated debentures, which is junior to the Notes.
The Indenture governing the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional redemption
We may, beginning with the interest payment date of            , 2023, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special redemption
We may also redeem the Notes at any time, including prior to            , 2023, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Sinking fund
There is no sinking fund for the Notes.
Further issuances
The Notes will initially be limited to an aggregate principal amount of  $300,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of proceeds
We estimate that the net proceeds from this offering of the Notes will be approximately $    million after deducting the underwriting discount and our estimated offering expenses. We intend to use approximately $222.3 million of the net proceeds of this offering to repay outstanding indebtedness and the remainder for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Form and denomination
The Notes will be offered in book-entry only form through the facilities of DTC in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof.
Listing
The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.
Governing law
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee
Wilmington Trust, National Association
Risk factors
Investing in the Notes involves certain risks. Before investing in the Notes, you should carefully consider the information under “Risk Factors” beginning on page S-11 of this prospectus supplement and Item 1.A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Ratios of Earnings to Fixed
Charges
Please refer to the information contained under “Ratios of Earnings to Fixed Charges and Preferred Stock Dividends” in this prospectus supplement for a representation of such ratios as of December 31, 2017 and for each of the prior four years.

Summary Selected Financial Data
The following summary selected financial information for the fiscal years ended December 31, 2013 through December 31, 2017 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
	For the Years Ended December 31,
	2017	2016	2015	2014	2013
Income statement data:
Net interest income	$354,930	$279,206	$278,595	$171,064	$130,850
Provision for loan losses	26,393	20,065	9,022	7,245	4,118
Net interest income after provision for loan losses	328,537	259,141	269,573	163,819	126,732
Non-interest income	138,765	139,382	94,661	62,192	40,616
Non-interest expense	312,379	255,085	256,970	175,721	134,812
Income before taxes	154,923	143,438	107,264	50,290	32,536
Provision for income taxes	61,983	46,624	32,900	14,602	9,305
Net income	$92,940	96,814	74,364	35,688	23,231
Preferred stock dividends	—	24	257	—	—
Net income available to common stockholders	$92,940	$96,790	$74,107	$35,688	$23,231
Per share data(9):
Basic earnings	1.34	1.58	1.32	1.06	0.71
Diluted earnings	1.33	1.56	1.31	1.05	0.71
Diluted core earnings (non-GAAP)(1)	1.70	1.64	1.59	1.14	0.84
Book value	22.65	18.40	17.27	13.69	12.44
Tangible book value (non-GAAP)(2)	12.34	11.98	10.98	10.07	9.56
Dividends	0.50	0.48	0.46	0.44	0.42
Basic average common shares outstanding	69,384,500	61,291,296	56,167,592	33,757,532	32,678,670
Diluted average common shares outstanding	69,852,920	61,927,092	56,419,322	33,844,052	32,704,334
Balance sheet data at period end:
Assets	$15,055,806	$8,400,056	$7,559,658	$4,643,354	$4,383,100
Investment securities	1,957,575	1,619,450	1,526,780	1,082,870	957,965
Total loans	10,779,685	5,632,890	4,919,355	2,736,634	2,404,935
Allowance for loan losses (excluding acquired loans)(3)	41,668	36,286	31,351	29,028	27,442
Goodwill and other intangible assets	948,722	401,464	380,923	130,621	93,501
Non-interest bearing deposits	2,665,249	1,491,676	1,280,234	889,260	718,438
Deposits	11,092,875	6,735,219	6,086,096	3,860,718	3,697,567
Other borrowings	1,380,024	273,159	162,289	114,682	117,090
Subordinated debt and trust preferred	140,565	60,397	60,570	20,620	20,620
Stockholders’ equity	2,084,564	1,151,111	1,076,855	494,319	403,832
Tangible stockholders’ equity (non-GAAP)(2)	1,135,842	749,647	665,080	363,698	310,331
Capital ratios at period end:
Common stockholders’ equity to total assets	13.85%	13.70%	13.84%	10.65%	9.21%
Tangible common equity to tangible assets (non-GAAP)(4)	8.05%	9.37%	9.26%	8.06%	7.23%
Tier 1 leverage ratio	9.21%	10.95%	11.20%	8.77%	9.22%
Common equity Tier 1 risk-based ratio	9.80%	13.45%	14.21%	N/A	N/A
Tier 1 risk-based ratio	9.80%	14.45%	16.02%	13.43%	13.02%
Total risk-based capital ratio	11.35%	15.12%	16.72%	14.50%	14.10%
Dividend payout to common stockholders	37.59%	30.67%	34.98%	41.71%	59.15%

	Years Ended December 31,
	2017	2016	2015	2014	2013
Annualized performance ratios:
Return on average assets	0.92%	1.25%	1.03%	0.80%	0.64%
Return on average common equity	6.68%	8.75%	7.90%	8.11%	5.33%
Return on average tangible equity (non-GAAP)(2)(5)	11.26%	13.92%	12.53%	10.99%	6.36%
Net interest margin(6)	4.07%	4.19%	4.55%	4.47%	4.21%
Efficiency ratio(7)	55.27%	56.32%	59.01%	67.22%	71.20%
Balance sheet ratios(8):
Nonperforming assets as a percentage of period-end assets	0.52%	0.79%	0.85%	1.25%	1.69%
Nonperforming loans as a percentage of period-end loans	0.81%	0.91%	0.58%	0.63%	0.53%
Nonperforming assets as a percentage of period-end loans and OREO	1.38%	1.53%	1.94%	2.76%	4.10%
Allowance to nonperforming loans	90.26%	92.09%	165.83%	223.31%	297.89%
Allowance for loan losses as a percentage of period-end loans	0.73%	0.84%	0.97%	1.41%	1.57%
Net charge-offs (recoveries) as a percentage of average loans	0.35%	0.40%	0.17%	0.30%	0.27%
Other data:
Number of financial centers	200	150	149	109	131
Number of full time equivalent employees	2,640	1,875	1,946	1,338	1,343

(1)
Diluted core earnings per share is a non-GAAP financial measure. Diluted core earnings per share excludes from net income certain non-core items and then is divided by average diluted common shares outstanding. See “GAAP Reconciliation of Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure. We believe the presentation of diluted core earnings per share provides a meaningful basis for period-to-period and company-to-company comparisons, which management believes will assist investors and analysts in analyzing the core financial measures of the Company and predicting future performance. This non-GAAP financial measure is used by management to assess the performance of the Company’s business, because management does not consider non-core items to be relevant to ongoing financial performance on a per share basis.

(2)
Because of our significant level of intangible assets, total goodwill and core deposit premiums, our management believes a useful calculation for investors in their analysis of Simmons is tangible book value per share, which is a non-GAAP financial measure. Tangible book value per share is calculated by subtracting goodwill and other intangible assets from total common stockholders’ equity, and dividing the resulting number by the common stock outstanding at period end. See “GAAP Reconciliation of Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.

(3)
Allowance for loan losses includes $418,000 at December 31, 2017 and $954,000 at December 31, 2016 and 2015 for loans acquired (not shown in the table above). The total allowance for loan losses at December 31, 2017, 2016 and 2015 was $42,086,000, $37,240,000 and $32,305,000, respectively.

(4)
Tangible common equity to tangible assets ratio is a non-GAAP financial measure. The tangible common equity to tangible assets ratio is calculated by dividing total common stockholders’ equity less goodwill and other intangible assets (resulting in tangible common equity) by total assets less goodwill and other intangible assets as of and for the periods ended presented above. See “GAAP Reconciliation of Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.

(5)
Return on average tangible equity is a non-GAAP financial measure that removes the effect of goodwill and other intangible assets, as well as the amortization of intangibles, from the return on average equity. This non-GAAP financial measure is calculated as net income, adjusted for the tax-effected effect of intangibles, divided by average tangible equity which is calculated as average stockholders’ equity for the period presented less goodwill and other intangible assets. See “GAAP Reconciliation of Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.

(6)
Fully taxable equivalent (assuming an income tax rate of 39.225%).

(7)
The efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items. See “GAAP Reconciliation of Non-GAAP Financial Measures” below for a GAAP reconciliation of this non-GAAP financial measure.

(8)
Excludes all loans acquired and excludes foreclosed assets acquired, covered by FDIC loss share agreements, except for their inclusion in total assets.

(9)
Share and per share amounts have been restated for the two-for-one stock split in February 2018.

GAAP Reconciliation of Non-GAAP Financial Measures
	As of and For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(In thousands, except share data)
Reconciliation of Core Earnings (non-GAAP)
Net income	$92,940	$96,790	$74,107	$35,688	$23,231
Non-core items
Accelerated vesting on retirement agreements	—	—	2,209	—	—
Gain on sale of merchant services	—	—	—	(1,000)	—
Gain on sale of banking operations	—	—	(2,110)	—	—
Gain from early retirement of trust preferred securities	—	(594)	—	—	—
Gain on sale of insurance lines of business	(3,708)	—	—	—	—
Loss on FDIC loss-share termination	—	—	7,476	—	—
Donation to Simmons Foundation	5,000	—	—	—	—
Merger related costs	21,923	4,835	13,760	7,470	6,376
Change-in-control payments	—	—	—	885	—
Loss from sale of securities	—	—	—	—	193
Branch right sizing	169	3,359	3,144	(3,059)	641
Charter consolidation costs	—	—	—	652	—
Tax effect (39.225%)(1)	(8,746)	(2,981)	(8,964)	(1,929)	(2,829)
Net non-core items (before SAB 118 adjustment)	14,638	4,619	15,515	3,019	4,381
SAB 118 adjustment(2)	11,471	—	—	—	—
Diluted core earnings (non-GAAP)	$119,049	$101,409	$89,622	$38,707	$27,612
Diluted earnings per share	$1.33	$1.56	$1.31	$1.05	$0.71
Non-core items:
Accelerated vesting on retirement agreements	—	—	0.04	—	—
Gain on sale of merchant services	—	—	—	(0.03)	—
Gain on sale of banking operations	—	—	(0.04)	—	—
Gain from early retirement of trust preferred securities	—	(0.01)	—	—	—
Gain on sale of insurance lines of business	(0.04)	—	—	—	—
Loss on FDIC loss-share termination	—	—	0.14	—	—
Donation to Simmons Foundation	0.07	—	—	—	—
Merger related costs	0.31	0.08	0.25	0.22	0.19
Change-in-control payments	—	—	—	0.03	—
Loss from sale of securities	—	—	—	—	0.01
Branch right sizing	—	0.06	0.06	(0.08)	0.02
Charter consolidation costs	—	—	—	0.02	—
Tax effect (39.225%)(1)	(0.13)	(0.05)	(0.17)	(0.07)	(0.09)
Net non-core items (before SAB 118 adjustment)	0.21	0.08	0.28	0.09	0.13
SAB 118 adjustment(2)	0.16	—	—	—	—
Diluted core earnings per share (non-GAAP)	$1.70	$1.64	$1.59	$1.14	$0.84

(1)
Effective tax rate of 39.225%, adjusted for non-deductible merger-related costs and deferred tax items on the sale of the insurance lines of business.

(2)
Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax rates resulting from the 2017 Act, signed into law on December 22, 2017.

	As of and For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(In thousands, except share data)
Reconciliation of Tangible Book Value per Share (non-GAAP)
Total common stockholders’ equity	$2,084,564	$1,151,111	$1,046,003	$494,319	$403,832
Intangible assets:
Goodwill	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible common stockholders’ equity	$1,135,842	$749,647	$665,080	$363,698	$310,331
Shares of common stock outstanding	92,029,118	62,555,446	60,556,864	36,104,976	32,452,512
Book value per common share	$22.65	$18.40	$17.27	$13.69	$12.44
Tangible book value per common share (non-GAAP)	$12.34	$11.98	$10.98	$10.07	$9.56

	As of and For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(In thousands, except share data)
Reconciliation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets (non-GAAP):
Total common stockholders’ equity	$2,084,564	$1,151,111	$1,046,003	$494,319	$403,832
Intangible assets:
Goodwill	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible common stockholders’ equity	$1,135,842	$749,647	$665,080	$363,698	$310,331
Total assets	$15,055,806	$8,400,056	$7,559,658	$4,643,354	$4,383,100
Intangible assets:
Goodwill	(842,651)	(348,505)	(327,686)	(108,095)	(78,529)
Other intangible assets	(106,071)	(52,959)	(53,237)	(22,526)	(14,972)
Total intangibles	(948,722)	(401,464)	(380,923)	(130,621)	(93,501)
Tangible assets	$14,107,084	$7,998,592	$7,178,735	$4,512,733	$4,289,599
Ratio of common equity to assets	13.85%	13.70%	13.84%	10.65%	9.21%
Ratio of tangible common equity to tangible assets (non-GAAP)	8.05%	9.37%	9.26%	8.06%	7.24%

	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(In thousands, except share data)
Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders	$92,940	$96,790	$74,107	$35,688	$23,231
Amortization of intangibles, net of taxes	4,659	3,611	2,972	1,203	365
Total income available to common stockholders	$97,599	$100,401	$77,079	$36,891	$23,596
Average common stockholders’ equity	$1,390,815	$1,105,775	$938,521	$440,168	$435,918
Average intangible assets
Goodwill	(455,453)	(332,974)	(281,133)	(88,965)	(60,655)
Other intangible assets	(68,896)	(51,710)	(42,104)	(15,533)	(4,054)
Total average intangibles	(524,349)	(384,684)	(323,237)	(104,498)	(64,709)
Average tangible common stockholders’ equity	$866,466	$721,091	$615,284	$335,670	$371,209
Return on average common equity	6.68%	8.75%	7.90%	8.11%	5.33%
Return on average tangible common equity (non-GAAP)	11.26%	13.92%	12.53%	10.99%	6.36%
	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(In thousands, except share data)
Calculation of Efficiency Ratio
Non-interest expense	$312,379	$255,085	$256,970	$175,721	$134,812
Non-core non-interest expense adjustment	(27,357)	(8,435)	(18,747)	(13,747)	(7,017)
Other real estate and foreclosure expense adjustment	(3,042)	(4,389)	(4,861)	(4,507)	(1,337)
Amortization of intangibles adjustment	(7,666)	(5,942)	(4,889)	(1,979)	(601)
Efficiency ratio numerator	$274,314	$236,319	$228,473	$155,488	$125,857
Net-interest income	$354,930	$279,206	$278,595	$171,064	$130,850
Non-interest income	138,765	139,382	94,661	62,192	40,616
Non-core non-interest income adjustment	(3,972)	(835)	5,731	(8,780)	193
Fully tax-equivalent adjustment	7,723	7,722	8,517	6,840	4,951
(Gain) loss on sale of securities	(1,059)	(5,848)	(307)	(8)	151
Efficiency ratio denominator	$496,387	$419,627	$387,197	$231,308	$176,761
Efficiency ratio	55.27%	56.32%	59.01%	67.22%	71.20%

Risk Factors
Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors related to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Notes. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings.
The Notes will be unsecured and subordinated to any future senior indebtedness.
The Notes will be subordinated obligations of Simmons First National Corporation. Accordingly, they will be junior in right of payment to any future senior indebtedness, and in certain events of insolvency, to other financial obligations as described in “Description of the Notes” in this prospectus supplement. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Simmons issued in the future under the Indenture governing the Notes. As of December 31, 2017, on a consolidated basis, Simmons’ total liabilities totaled approximately $13.0 billion, which includes approximately $11.1 billion of deposit liabilities, and approximately $1.4 billion of other borrowings, all of which are senior to the Notes, and $141.3 million of outstanding principal and accrued but unpaid interest related to subordinated debentures that are junior to the Notes. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Simmons Bank.
In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.
As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.
The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. The Notes will be obligations of Simmons First National Corporation only and will not be obligations of, or guaranteed by, any of our subsidiaries, including Simmons Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Simmons Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.
In addition, there are no financial covenants in the Indenture governing the Notes. You are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.
We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including Simmons Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes, and to provide funds for payment of dividends to our stockholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which Simmons Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Simmons Bank may not pay us dividends if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements. Under the Federal Deposit Insurance Act, an insured depository institution such as Simmons Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Simmons Bank may declare and pay dividends out of its net profits, unless there is an impairment of capital. Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See “Item 1 — Business — Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from Simmons Bank and required capital levels with respect to Simmons Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a financial holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Simmons Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Simmons Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we become subject to an enforcement action, require the Bank to not pay dividends to us, and to prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes — Events of Default; Acceleration of Payment; Limitation on Suits” in this prospectus supplement.
An active trading market for the Notes may not develop.
The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.
If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.
Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.
On or after           , 2023, we may, at our option, redeem the Notes in whole or in part. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, within 90 days if  (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 Capital will be reduced by 20% in each of the last five years prior to the maturity date of the Notes. As a result, Simmons may be more likely to redeem the Notes prior to their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption” in this prospectus supplement.
Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.
The amount of interest payable on the Notes will vary after            , 2023.
As the interest rate of the Notes will be calculated based on three-month LIBOR from            , 2023 through the maturity date and LIBOR is a floating rate, the interest rate on the Notes will vary after            , 2023. From, and including the date of issuance to, but excluding            , 2023, the Notes will bear interest at an initial rate of      % per annum. Thereafter, the Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus      basis points. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if three-month LIBOR increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
The level of three-month LIBOR may affect our decision to redeem the Notes.
We are more likely to redeem the Notes after            , 2023 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.
Holders of the Notes will have no rights against the publishers of LIBOR.
Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after            , 2023 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Notes.
The chief executive of the United Kingdom Financial Conduct Authority (the “FCA”), which regulates LIBOR, in July 2017 announced that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest is determined by reference to LIBOR, such as the Notes. While the initial interest rate on the Notes is fixed, interest will accrue at an annual rate equal to three-month LIBOR plus a spread of      basis points per annum for each quarterly interest period beginning           , 2023 — after the date on which the continuation of LIBOR on the current basis cannot and will not be guaranteed. As described under “Description of the Notes — Interest,” if the Calculation Agent is unable to determine three-month LIBOR based on screen-based reporting of that base rate, and if the Calculation Agent is also unable to obtain suitable quotations for three-month LIBOR from reference banks, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date,       %, resulting in a coupon rate of       %. In addition, if the Calculation Agent determines that three-month LIBOR has been discontinued, then Simmons will determine and provide to the Calculation Agent in writing whether to calculate the relevant interest rate using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, the Calculation Agent will use that substitute or successor base rate as directed by Simmons in writing. In such instances, Simmons in its sole discretion may determine what business day convention to use, the definition of business day, the determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate, with respect to the calculation of interest on the Notes during a floating rate interest period and provide to the Calculation Agent. Any of the foregoing determinations or actions by Simmons could result in adverse consequences to the applicable interest rate on the Notes during a floating rate interest period, which could have a material adverse effect on the return on, value of and market for the Notes. Simmons has appointed Wilmington Trust, National Association as the Calculation Agent for purposes of determining three-month LIBOR for each floating rate interest period.
Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

Use of Proceeds
We estimate that the net proceeds from this offering of the Notes will be approximately $    million after deducting the underwriting discount and our estimated offering expenses. We intend to use approximately $222.3 million of the net proceeds of this offering to repay outstanding indebtedness and the remainder for general corporate purposes.
The outstanding indebtedness to be repaid with the proceeds of this offering consist of  (i) $75.0 million that we borrowed under our Revolving Credit Agreement, dated October 6, 2017, with U.S. Bank National Association, to finance, in part, our acquisitions of First Texas BHC, Inc. (“First Texas”) and Southwest Bancorp, Inc. (“OKSB”) which has an interest rate of 3.29% and matures October 5, 2018, (ii) $43.4 million of borrowings from correspondent banks with an interest rate of 3.85% that mature on October 15, 2020, (iii) $18.4 million of floating rate subordinated promissory notes due September 30, 2023 that we assumed in connection with our acquisition of First Texas, which have a current interest rate of 6.00%, and (iv) $85.5 million of outstanding trust preferred securities with the interest rates and maturity dates specified in the following table:
Trust preferred securities to be redeemed	Aggregate principal amount as of December 31, 2017	Current annual interest rate(1)
Trust preferred securities due June 26, 2033(2)	$20.6 million	5.25%
Trust preferred securities due October 7, 2033(2)	$25.8 million	5.00%
Trust preferred securities due December 5, 2033	$5.2 million	5.03%
Trust preferred securities due December 30, 2033	$20.6 million	4.95%
Trust preferred securities due October 18, 2034	$5.1 million	4.15%
Trust preferred securities due September 15, 2037(3)	$8.2 million	4.15%

(1)
Derived using three-month LIBOR rate of 2.15% published on March 15, 2018.

(2)
Assumed in connection with our acquisition of OKSB on October 19, 2017.

(3)
Assumed in connection with our acquisition of First Texas on October 19, 2017.

Capitalization
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of December 31, 2017 on an actual basis and on an adjusted basis to give effect to the sale of the Notes offered hereby and the use of the net proceeds of this offering as set forth under “Use of Proceeds” above.
This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement.
	As of December 31, 2017
	Actual	As Adjusted
Cash and cash equivalents	$598,042
Liabilities
Non-interest bearing transaction accounts	$2,665,249	$2,665,249
Interest-bearing transaction accounts and savings deposits	6,494,896	6,494,896
Time deposits	1,932,730	1,932,730
Total deposits	11,092,875	11,092,875
Federal funds purchased and securities sold under agreements to repurchase	122,444	122,444
Other borrowings	1,380,024	1,261,642
Subordinated debentures	140,565	36,666
Other liabilities held for sale	157,366	157,366
Notes offered hereby	—	(1)
Accrued interest and other liabilities	77,968	77,968
Total Liabilities	$12,971,242
Stockholders’ Equity
Common stock, Class A, $0.01 par value; 120,000,000 shares authorized, 92,029,118 outstanding at December 31, 2017	920	920
Surplus	1,586,034	1,586,034
Undivided profits	514,874	514,874
Accumulated other comprehensive loss	(17,264)	(17,264)
Total Stockholders’ Equity	2,084,564	2,084,564
Total Liabilities and Stockholders’ Equity	$15,055,806
Capital ratios(2)
Common equity Tier 1 risk-based ratio	9.80%
Tier 1 risk-based capital ratio	9.80
Total risk-based capital ratio	11.35
Tier 1 leverage ratio	9.21

(1)
Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($    ) and our estimated offering expenses ($    ).

(2)
The as adjusted calculations for the risk-based capital ratios for Simmons assume that the net proceeds from the sales of the Notes are invested in assets that carry a 0% risk weighting as of December 31, 2017.

Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
Our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:
Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges
Excluding interest on deposits	11.41x	17.14x	12.54x	8.67x	7.35x
Including interest on deposits	4.63x	6.95x	5.36x	4.22x	3.41x
Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	11.41x	17.07x	11.99x	8.67x	7.35x
Including interest on deposits	4.63x	6.94x	5.27x	4.22x	3.41x
For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including estimated interest on rental expense, and including and excluding interest on deposits.
On January 29, 2016, we redeemed 30,852 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, which we issued on February 27, 2015 in connection with our acquisition of Community First Bancshares, Inc. The Series A Preferred Stock was issued in exchange for the outstanding shares of Community First Senior Non-Cumulative Perpetual Preferred Stock, Series C, which was held by the United States Department of Treasury pursuant to Community First’s participation in the Small Business Lending Fund.

Description of the Notes
The Notes offered by this prospectus supplement will be issued by Simmons pursuant to a Subordinated Indenture dated as of            , 2018 between Simmons and Wilmington Trust, National Association, as Trustee, as amended and supplemented by a First Supplemental Indenture dated as of            , 2018 between Simmons and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under the heading “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.
You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.
General
The Notes issued in this offering will initially be limited to $300,000,000 aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.
The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or principal on the Notes or any Additional Amounts (as defined below) with respect thereto or default in the performance or breach any covenant or warranty under any Note or in the Indenture. See “— Events of Default; Acceleration of Payment; Limitation on Suits.”
The Notes will mature on            , 2028 (the “maturity date”). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Simmons or Simmons Bank. There is no sinking fund for the Notes.
As a financial holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from Simmons Bank. There are various regulatory restrictions on the ability of Simmons Bank to pay dividends or make other distributions to us. See “Risk Factors — Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement and the information in Item 1. Business, under the heading “Supervision and Regulation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Simmons’ compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officer’s certificates.
The Notes are not savings accounts, deposits or other obligations of Simmons Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Simmons and are neither obligations of, nor guaranteed by, any of our subsidiaries.
The Notes will be issued in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof.

Interest
The Notes will bear interest (a) at an initial rate of      % per annum, payable semi-annually in arrears on      and      of each year (each, a “fixed rate interest payment date”), commencing on            , 2018, from and including the date of issuance to but excluding            , 2023, and (b) thereafter at a floating per annum rate equal to the then-current three-month LIBOR plus        basis points, payable quarterly in arrears on     ,     , and      of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2023 to but excluding the maturity date or the date of earlier redemption. Notwithstanding the foregoing, if three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.
“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by Simmons for this purpose and whose names and contact information will be provided by Simmons to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by Simmons and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by Simmons for this purpose and whose names and contact information will be provided by Simmons to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date,     %, resulting in a coupon rate of      %. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.
In addition, if the Calculation Agent determines that three-month LIBOR has been discontinued, then Simmons will determine and provide to the Calculation Agent in writing whether to calculate the relevant interest rate using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, the Calculation Agent will use that substitute or successor base rate as directed by Simmons in writing. If a substitute or successor base rate has been determined in accordance with the foregoing, Simmons in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by us, acting as calculation agent. Simmons may appoint itself, or any of its affiliates, as the Calculation Agent.
“Designated LIBOR Page” means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by Simmons), for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.
“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.
“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by Simmons in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the Notes specified by the Indenture or the Notes and which are owing to such holders.
The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,            , 2023 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.
Interest on each Note will be payable to the person in whose name such Note is registered for such interest at the close of business on the     day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any such interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on such relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Note is registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer or director, as such, past, present or future, of Simmons or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
When we use the term “business day,” we mean any day except a Saturday, Sunday, a legal holiday or any other day on which banking institutions in the City of New York, New York or any place of payment are authorized or obligated by law, regulation or executive order to close.

Ranking
The Notes will rank equally with all other unsecured subordinated indebtedness Simmons may issue in the future under the Indenture. The Notes will rank senior to $141.3 million of Simmons’ outstanding principal and accrued but unpaid interest, as of December 31, 2017, related to outstanding subordinated debentures. As of December 31, 2017, we had no other outstanding subordinated indebtedness.
The Notes will rank junior to and will be subordinated to all of our senior indebtedness (defined below), whether now outstanding, or created, assumed or incurred in the future. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the Indenture with respect to the Notes (and provided all other conditions set out in the Indenture shall have been satisfied with respect to the Notes), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of senior indebtedness. The Notes will be obligations of Simmons only and will not be guaranteed by any of our subsidiaries, including Simmons Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Simmons Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of December 31, 2017, on a consolidated basis, our outstanding indebtedness (including deposits) and other liabilities totaled approximately $13.0 billion, which includes $141.3 million of principal and accrued but unpaid interest related to outstanding unsecured subordinated indebtedness which had a carrying value of  $140.6 million on our balance sheet as of that date. As of December 31, 2017, we had no other outstanding subordinated indebtedness.
Under the Indenture, “senior indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:
•
all obligations for borrowed money;

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all obligations evidenced by debentures, debt securities or other similar instruments;

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all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Simmons but excluding any obligations of Simmons which are required (as opposed to elected) to be treated as capitalized leases under GAAP;

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obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

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purchase money and similar obligations;

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interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings; and

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any renewals, extensions, refundings or replacements of any of the foregoing.

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:
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expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or

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is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
Upon the liquidation, dissolution, winding up, or reorganization of Simmons, Simmons must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and any Additional Amounts owing on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Simmons, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of Simmons. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of Simmons being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
Events of Default; Acceleration of Payment; Limitation on Suits
The Notes and Indenture provide for only limited events upon which the principal of the Notes, together with accrued and unpaid interest and premium, if any, shall be accelerated. These events are:
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a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or preceding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days; or

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we or a Material Subsidiary commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal of, and interest on, the Notes, including:
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our default in the payment of the principal, premium, if any, with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise;

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our default in the payment of any interest on the Notes when due, and continuance of such default for a period of 30 days; or

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our failure to observe or perform any other covenant or agreement in the Notes or the Indenture and the continuance of such default or breach for a period of 90 days after our receipt of notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of that series specifying such failure and requiring it to be remedied.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance or breach of any other covenant or warranty under the Notes or the Indenture.
A Material Subsidiary means Simmons Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If we default in our obligation to pay any interest on the Notes when due and payable and such default continues, or if we default in our obligation to pay the principal amount of the Notes or any Additional Amounts with respect thereto when it becomes due and payable (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise), then either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to us (with a copy to the Trustee, if given to the holders) may, subject to certain limitations and conditions, demand Simmons pay to the Trustee, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
The Indenture also provides that the holders of a majority in principal amount of the Notes may waive any existing default with respect to the Notes and its consequences, except a default in the payment of the principal of and interest on the Notes, or a bankruptcy or insolvency related event of default, if we have cured the event of default and deposited with the Trustee a sum sufficient to pay the principal, premium, if any, and matured installments of interest which shall have become due otherwise than by acceleration.
The holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unjustly prejudicial to the holders of the Notes not joining in the direction or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper consistent with any such direction received from the holders of the Notes.
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture unless:
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such holder has previously given the Trustee written notice of a continuing event of default;

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holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

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such holders provide to the Trustee reasonable indemnity acceptable to the Trustee against the costs, expenses and liabilities to be incurred with such request;

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the Trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

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the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

The Indenture requires the Trustee to notify the holders of the Notes regarding the existence of any default, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold notice of a default if and so long as the Trustee and/or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.
We are required to deliver to the Trustee, within 120 days after the end of our fiscal year, commencing in the year during which the Notes are issued under an Indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.
Redemption
We may, at our option, beginning with the interest payment date of            , 2023, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before            , 2023, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of  (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change becomes effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by us on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

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a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that as a result of  (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for Simmons or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, in each case, that there is more than an insubstantial risk that Simmons will not be entitled to treat the Notes then outstanding as Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable, for so long as any Note is outstanding; or

•
Simmons becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, such date of redemption. Any redemption, call or repurchase of the Notes following one of these events would currently require prior approval of the Federal Reserve.
In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) by first-class mail, or in the event the Notes are represented by Global Notes, electronically in accordance with DTC’s procedures, to each holder of Notes not less than 30 days nor more than 60 days prior to the redemption date.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.
Modification and Waiver
Except as set forth below, modification and amendment of the Indenture, or entry into a supplemental indenture applicable to the Notes may be made only when authorized by our board of directors and with the consent of the holders of not less than a majority in principal amount of the Notes affected by such supplemental indenture, voting together as a single class.
Notwithstanding the foregoing, no modification or amendment of the Indenture as applicable to the Notes may:
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extend the fixed maturity of the Notes, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected;

•
reduce the percentage in principal amount of outstanding Notes that is required for any supplemental indenture without the consent of the holders of all Notes then outstanding;

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modify the subordination provision in a manner adverse to the holders of any Note without the consent of the holders of all Notes then outstanding;

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waive a redemption payment with respect to the Notes without the consent of the holders of all Notes then outstanding; or

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modify such provisions with respect to modification and waiver without the consent of the holders of all Notes then outstanding.

In addition, we and the Trustee may modify or amend the Indenture as applicable to the Notes, without the consent of any holder of the Notes, for any of the following purposes:
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to evidence the succession of another corporation to Simmons and provide for the successor’s assumption of the covenants, agreements and obligations under the Indenture and the Notes issued thereunder;

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to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the remedies provided under the Indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

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to add or change any of the provisions of the Indenture to provide that the Notes may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Notes in uncertificated form; provided, that no such action shall adversely affect the interests of the holders of the Notes or any related coupons in any material respect;

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to modify, eliminate or add provisions of the Indenture in order to effect the qualification of the applicable Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof;

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to modify, eliminate or add to any provisions of the Indenture; provided that any such change or elimination becomes effective only when there are no outstanding Notes or does not apply to any outstanding Note;

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(i) to cure any ambiguity or to correct or supplement any provision in the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or (iii) to make such other provisions in regard to matters or questions arising under the Indenture; provided, that no such provision, shall adversely affect in any material respect the interests of the holders of the Notes or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•
to secure any of the Notes; and

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to evidence and provide for the acceptance and appointment by a successor trustee with respect to the Notes of one or more series and to add or change any provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The Trustee shall not be obligated to enter into any amendment or supplemental indenture, which adversely affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the Indenture or the Notes and the rights of any holder of a Note to receive payment of principal of, premium, if any, on and interest on such Note, holders of a majority in aggregate principal amount of the Notes voting as a single class may waive compliance in a particular instance by us with any provision of the Indenture or the Note and rescind and annual such declaration and its consequences, except as otherwise stated above, but no waiver or rescission and annulment will extend to or affect any subsequent default or impair any other right.
Legal Defeasance and Covenant Defeasance
Legal Defeasance
Under the terms of the Indenture and unless as otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day (or later as described below) after we have made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest on such Notes from the trust fund, and our obligations to register the transfer of or exchange of the Notes, prepare temporary Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold funds for payment in trust, and rights, powers, trusts, duties, and immunities with respect to the Trustee) if:
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we have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes at the time such payments are due or on the applicable redemption date in accordance with the terms of the Indenture;
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no default or event that after notice or lapse of time, or both, would become a default with respect to such Notes, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to Simmons with respect to such deposit;

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such defeasance or covenant defeasance does not (i) cause the Trustee to have a conflicting interest under the terms of the Indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

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such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound;

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such defeasance or covenant defeasance does not cause the Notes then listed on any registered national securities exchange under the Exchange Act to be delisted;

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we have delivered to the Trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the Indenture there has been a change in the applicable federal income tax law, to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on Simmons in connection with a supplemental indenture or board resolutions establishing the Notes; and

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we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that, all conditions precedent and subsequent provided for in the Indenture relating to the defeasance have been complied with.

Covenant Defeasance
Under the terms of the Indenture and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the Notes other than an event of default due to our failure to pay the principal of or interest on the Notes when due, upon:
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the satisfaction of the conditions described in “— Legal Defeasance,” other than with respect to the sixth bullet point; and

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our delivery to the Trustee of an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the Notes at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Satisfaction and Discharge
We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) are by their terms due and payable within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee, (and in the case of clauses (1) and (3), we have irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the principal of  (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c)  we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied. Upon demand of and at our cost and expense, the Trustee will execute such instruments reasonably requested by us acknowledging the satisfaction and discharge of the Indenture with respect to the Notes.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless:
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we are either the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us by supplemental indenture, executed and delivered to the Trustee by such successor corporation;

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neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the Indenture; and

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we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the Indenture and that all conditions precedent in such Indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the Indenture with the same effect as if it had been an original party to such Indenture. As a result, we will be released from all our liabilities and obligations under the Indenture and under the Notes issued thereunder.
Further Issues
We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the date of offering, the offering price and the first interest payment date); provided that such further notes either shall be fungible with the original Notes for federal income tax purposes or shall be issued under a different CUSIP number. Such further notes will be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.
The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Simmons’ compliance with any of its covenants under the Indenture.

Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.
Governing Law
The Indenture provides that the Notes and the Indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Tier 2 Capital
The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
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be unsecured;

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have a minimum original maturity of at least five years;

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be subordinated to Simmons Bank’s and each of our non-bank subsidiaries’ depositors and general creditors;

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not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of Simmons or Simmons Bank;

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be ineligible as collateral for a loan by us or Simmons Bank;

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only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

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unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased prior to the maturity date unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement
The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
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will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

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will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

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will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Simmons, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Simmons nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Trustee
Wilmington Trust, National Association, will act as Trustee under the Indenture. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered to the Trustee security or indemnity satisfactory to the Trustee. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities.
Notices
Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Material United States Federal Income Tax Consequences
This section discusses certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This section does not purport to be a complete analysis of all potential tax considerations. It is based upon the United States Internal Revenue Code of 1986, as amended, referred to herein as the Code, the Treasury Regulations promulgated under the Code, referred to herein as the Regulations, and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.
This discussion is limited to the United States federal income tax consequences with respect to Notes that are purchased by an initial holder at their issue price, which will equal the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This section does not address the tax consequences to subsequent purchasers of the Notes.
We intend, and by acquiring any Notes each beneficial holder of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.
This discussion does not purport to address all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, but not limited to, banks or other financial institutions; insurance companies; broker-dealers; traders in securities that elect mark-to-market treatment; regulated investment companies and real estate investment trusts; grantor trusts, S-corporations, partnerships and other pass-through entities; United States expatriates; tax-exempt organizations (including retirement plans, individual retirement accounts, or other tax-deferred accounts); U.S. Holders that have a functional currency other than the United States dollar; persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction, persons liable for alternative minimum tax; and persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to their Notes as a result of such item of income being taken into account in an applicable financial statement).
In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or non-U.S. jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
If a partnership holds Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your own tax advisor.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor an entity treated as a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders
Payments of stated interest.   Based on the interest rate characteristics of the Notes, we intend to treat the notes as “variable rate debt instruments” (“VRDIs”) for United States federal income tax purposes and this discussion assumes that this characterization will be correct. It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. If this is the case, stated interest on a Note will constitute “qualified stated interest” under the Regulations applicable to VRDIs and generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes.
Disposition of the Notes.   Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on such disposition (not including any amount attributable to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Unearned Income Medicare Contribution Tax.   In addition, any payments of interest on or gains earned from the sale, exchange, or other taxable disposition of the Notes may be subject to the 3.8% tax on net investment income for U.S. Holders who are individuals, estates, and certain trusts, whose income exceeds certain thresholds. U.S. Holders should consult their own tax advisors to determine the applicability of this tax.
Backup withholding and information reporting.   We generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations, provided that they establish entitlement to an exemption.
In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, backup withholding generally will apply at the applicable statutory rate to each payment on the Notes and on the proceeds from a sale of the Notes. In general, a U.S. Holder may avoid backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute form stating the holder’s correct taxpayer identification number and certifying that the U.S. Holder (a) is exempt from backup withholding because it is a corporation or another enumerated entity exempt from backup withholding, (b) has not been notified by the IRS that it is subject to backup withholding, or (c) has been notified by the IRS that it is no longer subject to backup withholding.
Backup withholding is not an additional tax and generally will be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders
Payments of interest.   Subject to the discussion of backup withholding and FATCA below, under the portfolio interest exemption, payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to United States federal withholding tax, provided that:
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such payments are not effectively connected with the conduct of a United States trade or business or, in the case of a Non-U.S. Holder that qualifies under an applicable income tax treaty, is attributable to a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;

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the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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the Non-U.S. Holder is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us; and

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either (a) the beneficial owner of the Notes certifies on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form) has been received from the beneficial owner by it or by any such financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption, payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Note provides a properly executed:
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IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

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IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a United States trade or business or, if certain treaties apply, it is attributable to a permanent establishment or fixed base maintained in the United States of the beneficial owner.

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If interest on the Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, a corporate Non-U.S. Holder be subject to a branch profits tax at a rate of 30% with respect to effectively connected earnings (or at such lower rate as provided by an applicable income tax treaty).
Disposition of the Notes.   No withholding of United States federal income tax generally will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a Note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under “— Payments of interest”).
Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other taxable disposition of a Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base).
A Non-U.S. Holder that recognizes gain on a sale, exchange or other taxable disposition of the Note as a result of such gains being efficiently connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates in the same manner as if it were a U.S. Holder resident and, in the case of a corporate Non-U.S. Holder, in addition may be subject to the branch profits tax on its effectively connected gains at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder present for 183 or more days in the taxable year of disposition and meeting the additional requirements will be required to pay tax at a 30% rate on the gain derived from the sale, which tax may be offset by capital losses from sources in the United States recognized during the taxable year. Non-U.S. Holders should consult any applicable income tax or other treaties that may provide for different rules.
Backup withholding and information reporting.   United States backup withholding will not apply to payments of interest on a Note or proceeds from the sale or other disposition of a Note payable to a Non-U.S. Holder if the certification described above under “— Payments of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability if a United States federal income tax return is timely and duly filed and other applicable procedures are satisfied.
Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.
Foreign Account Tax Compliance Act (FATCA)
Under sections 1471 through 1474 of the Code and the regulations issued thereunder (commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the Notes and, for a disposition of Notes occurring after December 31, 2018, the gross proceeds from such disposition if paid to
•
a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA withholding or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or

•
a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any).

Accordingly, the entity through which the notes are held may affect the determination of whether FATCA withholding is required.
If an interest payment is subject both to FATCA withholding and to the withholding tax discussed above under “United States Federal Income Taxation of Non-U.S. Holders — Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

Benefit Plan/ERISA Considerations
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. In addition, we note that, on April 8, 2016, the U.S. Department of Labor (the “DOL”) published a comprehensive package of guidance that substantially expands the definition of who is a “fiduciary” under ERISA as a result of giving investment advice to a plan or its participants or beneficiaries. The final guidance is currently effective in part, and the remainder is scheduled to be phased in at later dates. However, the DOL has announced a non-enforcement policy that is in effect until July 1, 2019, pursuant to which it will not pursue claims against fiduciaries working diligently and in good faith to comply with the new guidance. Purchasers should consider the impact and timing of this guidance when deciding whether to invest in the Notes.
A Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We believe that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). This assessment is based upon the traditional debt features of the Notes (although by no means free from doubt). Accordingly, we believe that our assets should not be treated as plan assets under the plan asset regulations as a result of investment in the Notes by Plans. Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriters and our and the underwriter’s current and future affiliates may possibly be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.
Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
ACCEPTANCE OF INVESTMENTS ON BEHALF OF BENEFIT PLAN INVESTORS OR OTHER PLANS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR BENEFIT PLAN INVESTOR OR OTHER PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR BENEFIT PLAN INVESTOR OR OTHER PLAN.

Underwriting
We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as the representative of each of the underwriters named below, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally but not jointly, to purchase the aggregate principal amount of Notes in this offering set forth next to its name in the following table.
Underwriters	Amount of Securities
Sandler O’Neill & Partners, L.P.	$
Keefe, Bruyette & Woods, Inc.	$
Stephens Inc.	$
Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
Discounts
The following table shows the per Note and total underwriting discounts and commissions we will pay the underwriters.
Per Note		%
Total	$
Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed     % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed     % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our expenses for the offering, not including the underwriting discount and commissions, will be approximately $      . We also have agreed to reimburse the underwriters for certain of their fees and expenses related to the offering.
The underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.
We expect that delivery of the Notes will be made against payment therefor on or about            , 2018, which will be the third business day following the date hereof  (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the representative of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company or any subsidiary of the Company, other than the Notes.
Price Stabilization; Short Positions
In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales of Notes in excess of the offering size, which may create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 000-06253), which are considered to be a part of this prospectus supplement:
•
our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2018, incorporated by reference therein);

•
our Current Reports on Form 8-K filed on January 18, 2018, January 26, 2018, February 7, 2018 and March 19, 2018; and

•
the description of our common stock contained in our prospectus filed pursuant to Rule 424(b)(3) under the Securities Act on September 12, 2017 set forth under the heading “Description of Capital Stock of Simmons,” as updated and amended from time to time.

In addition, the audited consolidated statements of financial condition of OKSB as of December 31, 2016 and 2015, and the related audited consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the three years ended December 31, 2016, and the related notes and report of independent auditors thereto, are incorporated by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34110), which was filed with the SEC on March 9, 2017.
All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus supplement and deemed to be part hereof  (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus supplement are available without charge to you on the Internet at www.simmonsbank.com or by contacting our Investor Relations officer at Simmons First National Corporation, 501 Main Street, P.O. Box 7009, Pine Bluff, Arkansas 71611, Attention: David Garner, (870) 541-1000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement.
You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

Legal Matters
Certain legal matters in connection with the offering of the Notes offered by this prospectus supplement will be passed upon for us by Patrick A. Burrow, our Executive Vice President, General Counsel and Secretary, and Covington & Burling LLP, Washington, DC. As of March 9, 2018, Mr. Burrow held 39,510 shares of our common stock and held options to purchase up to 41,450 shares of our common stock, and he is eligible to receive additional equity incentive awards in the future. Alston & Bird LLP, Atlanta, Georgia will pass upon certain legal matters for the underwriters.
Experts
The audited annual consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.
The audited annual consolidated financial statements of OKSB as of and for the years ended December 31, 2016 and 2015 incorporated in this prospectus supplement by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of OKSB’s internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein dated March 9, 2017, which are incorporated herein by reference. The audited annual consolidated financial statements of OKSB for the year ended December 31, 2014 incorporated in this prospectus supplement by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in its report included therein dated March 10, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.
The audited consolidated financial statements of First Texas as of and for the three years ended December 31, 2016 incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018 have been audited by Payne and Smith, LLC, independent auditors, as stated in its report dated March 13, 2017, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
With respect to the unaudited interim consolidated financial information of First Texas for the quarters ended September 30, 2017 incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018, Payne and Smith, LLC has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its report on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on First Texas’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
Subscription Rights
Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future. This prospectus provides a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “SFNC.”
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.” Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.
These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Neither the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time any combination of our Class A common stock, which we refer to as our common stock, preferred stock, senior debt securities, subordinated debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings up to an indeterminate total dollar amount. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” and “the Company” refer to Simmons First National Corporation, an Arkansas corporation, and its consolidated subsidiaries.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 000-06253), which are considered to be a part of this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2018, incorporated by reference therein);

•
our Current Reports on Form 8-K filed on January 18, 2018, January 26, 2018, February 7, 2018 and March 19, 2018; and

•
the description of our common stock contained in our prospectus filed pursuant to Rule 424(b)(3) under the Securities Act on September 12, 2017 set forth under the heading “Description of Capital Stock of Simmons,” as updated and amended from time to time.

In addition, the audited consolidated statements of financial condition of Southwest Bancorp, Inc. (“OKSB”) as of December 31, 2016 and 2015, and the related audited consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the three years ended December 31, 2016, and the related notes and report of independent auditors thereto, are incorporated by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34110), which was filed with the SEC on March 9, 2017.
All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof  (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.simmonsbank.com or by contacting our Investor Relations officer at Simmons First National Corporation, 501 Main Street, P.O. Box 7009, Pine Bluff, Arkansas 71611, Attention: David Garner, (870) 541-1000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “believe,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.
These forward-looking statements include, without limitation, those relating to our future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to our stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on our financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, the effect of pending litigation, acquisition strategy, efficiency initiatives, legal and regulatory limitations and compliance and competition.
These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in our operating or expansion strategy or our ability to successfully execute such strategy, the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates and their effects on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, fair value for covered loans, covered other real estate owned and FDIC indemnification asset; and those factors set forth under Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017, and other cautionary statements set forth elsewhere in this prospectus. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

THE COMPANY
We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We are headquartered in Arkansas and as of December 31, 2017, had, on a consolidated basis, total assets of approximately $15.1 billion, total net loans of approximately $10.7 billion, total deposits of approximately $11.1 billion and stockholders’ equity of approximately $2.1 billion. We conduct our banking operations through our subsidiary banks, Simmons Bank (lead) and Bank SNB through approximately 200 financial centers located in communities in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.
We are committed to the community bank model as we believe it encourages local customer engagement and local decision making, thereby producing a more responsive and satisfactory experience for our customers. We also believe our model empowers our bankers to enhance shareholder value through developing and growing holistic customer relationships. As we focus on the communities in which we primarily operate, we provide a wide range of consumer and commercial loan and deposit products to individuals and businesses in our core markets. We also have developed through our experience and scale and through acquisitions specialized products and services that are in addition to those offered by the typical community bank and that are provided in many cases to customers beyond our core market area. Those products include credit cards, personal and corporate trust services, investments, insurance, agricultural finance lending, equipment lending, consumer finance and SBA lending.
We seek to build shareholder value by (1) focusing on strong asset quality, (2) maintaining strong capital, (3) managing our liquidity position, (4) improving our operational efficiency, and (5) opportunistically growing our business, both organically and through acquisitions of financial institutions.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “SFNC.” Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas 71601, and our telephone number is (870) 541-1000. We also have corporate offices in Little Rock, Arkansas.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our ratios of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:
Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges
Excluding interest on deposits	11.41x	17.14x	12.54x	8.67x	7.35x
Including interest on deposits	4.63x	6.95x	5.36x	4.22x	3.41x
Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	11.41x	17.07x	11.99x	8.67x	7.35x
Including interest on deposits	4.63x	6.94x	5.27x	4.22x	3.41x
For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including estimated interest on rental expense, and including and excluding interest on deposits.
On January 29, 2016, we redeemed 30,852 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, which we issued on February 27, 2015 in connection with our acquisition of Community First Bancshares, Inc. The Series A Preferred Stock was issued in exchange for the outstanding shares of Community First Senior Non-Cumulative Perpetual Preferred Stock, Series C, which was held by the United States Department of Treasury pursuant to Community First’s participation in the Small Business Lending Fund.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Restatement of the Articles of Incorporation, which we refer to as our Articles of Incorporation, and our By-Laws, which we refer to as our By-Laws, each of which is incorporated by reference to the registration statement of which this prospectus is a part, and to applicable Arkansas law.
Authorized and Outstanding Shares
On January 18, 2018, our board of directors approved a two-for-one stock split of our common stock in the form of a 100% stock dividend for shareholders of record as of the close of business on January 30, 2018. The new shares were distributed by our transfer agent, Computershare, and our common stock began trading on a split-adjusted basis on the Nasdaq Global Select Market on February 9, 2018.
As of the date of this prospectus, we were authorized to issue 120,000,000 shares of our common stock. As of March 9, 2018, there were 92,251,562 shares of our common stock issued and outstanding. On March 9, approximately 625,078 shares of our common stock were issuable upon exercise of outstanding stock options and approximately 1,482,315 shares were reserved for future issuance under our stock compensation plans.
Voting and Other Rights
The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
Dividends
The holders of our common stock are entitled to receive ratably dividends declared by our board of directors out of funds legally available thereof. Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.
Holders of our debt securities have priority to distributions and payment over holders of our common stock. The dividend rights of holders of our common stock could become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare, Inc.
Antitakeover Effects of Certain Provisions in our Articles of Incorporation
Our Articles of Incorporation contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company. Article ELEVENTH contains a restriction upon the ability of a shareholder owning more than 10% of our common stock to acquire any additional shares except through a cash tender offer at a price not less than the highest closing price of our common stock during the most recent 24 months, unless such shareholder is excepted from the application of Article ELEVENTH by our board of directors prior to becoming a 10% shareholder.
Further, Article ELEVENTH requires the approval of shareholders owning at least 80% of our common stock for any acquisition of the Company by merger or consolidation or by asset acquisition unless approved by the affirmative vote of 80% of the directors who were in office prior to the proponent of the acquisition acquiring 10% or more of our common stock.
Article THIRTEENTH of our Articles of Incorporation requires our board of directors to consider the following matters prior to making any recommendation concerning a proposed business combination in which we will not be the surviving corporation:
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the likely impact on us, our subsidiaries, shareholders and employees and the communities served by the Company;

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the timeliness of the proposed transaction considering the business climate and our strategic plans;

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the possibility of any legal defects or regulatory issues involved in the proposed transaction;

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the risk of non-consummation of the transaction due to lack of financing, regulatory issues or other identified risks;

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current market price of our common stock and its consolidated assets;

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book value of our common stock;

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the relationship of the offered price for our common stock to the board’s opinion of the current value of the Company in a negotiated transaction;

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the relationship of the offered price for our common stock to the board’s opinion of the future value of the Company as an independent entity; and

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such other factors as our board of directors may deem pertinent.

Article FOURTEENTH requires the affirmative vote of 80% of the shares entitled to vote to amend, repeal or modify any provision of our Articles of Incorporation unless such amendment, repeal or modification is approved by 80% of the directors who were in office prior to the proponent of any business combination acquiring 10% or more of our common stock.
Finally, our board of directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, which may adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described below under “Description of Preferred Stock,” our board of directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly.

Description of Preferred Stock
The following section describes the general terms of our preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of our preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.
Authorized Shares
Our Articles of Incorporation permit our board of directors to authorize the issuance of up to 40,040,000 shares of preferred stock, par value $0.01 per share, in one or more series, without shareholder action. None of our preferred stock is currently outstanding.
General
Our board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation, conversion and redemption and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.
Our preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of our preferred stock. You should read the prospectus supplement relating to the particular series of our preferred stock being offered for specific terms, including:
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the number of shares constituting that series and the distinctive designation of that series;

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the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

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whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

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any other relative rights, preferences and limitations of that series.

Rank
Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the prospectus supplement, as long as our Articles of Incorporation so permit.
Dividends
Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of our preferred stock will have no voting rights except as otherwise required by law or by our Articles of Incorporation.
Conversion or Exchange Rights
The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.
Redemption
We may provide that a series of our preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to our preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of our preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference. Pursuant to our Articles of Incorporation, the aggregate liquidation preference of all shares of preferred stock will not exceed $80.0 million.
Transfer Agent
The transfer agent and registrar for our preferred stock will be Computershare, Inc.

Description of Debt Securities
The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and applicable supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and Wilmington Trust, National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.
Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the applicable indenture.
In this section “Description of Debt Securities,” “we,” “our,” “us” and the “Company” refer only to Simmons First National Corporation and not to any of its subsidiaries.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “Subordinated Debt.”
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

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the aggregate principal amount of such series which may be authenticated and delivered under the indentures;

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the maturity date or dates;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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any conversion or exchange provisions;

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any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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the date of the debt securities if other than the date of original issuance;

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the person who shall be entitled to receive interest, if other than the record holder on the record date;

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the date or dates on which the principal of the debt securities of such series is payable;

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the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

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the place or places where payments of principal and interest may be made;

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the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

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if issued other than in minimum denominations of  $1,000 or any multiple of  $1,000, the denominations in which the debt securities shall be issuable;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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if the amount of payments of principal of  (and premium, if any, on) or any interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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whether the debt securities will be issuable in the form of a global security;

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any interest rate calculation agents, paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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whether and under what circumstances we will pay Additional Amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such Additional Amounts;

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any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

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any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

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the terms and conditions, if any, pursuant to which the debt securities are secured;

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any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt”; and

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any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Senior Debt
Except as otherwise provided in a supplemental indenture or prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.
Subordinated Debt
Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment, to the prior payment in full of all of our “senior indebtedness,” as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness.
Under the subordinated debt indenture, “senior indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:
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all obligations for borrowed money;

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all obligations evidenced by debentures, debt securities or other similar instruments;

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all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); and

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected to be treated) as capitalized leases under GAAP.

Methods of Receiving Payments on the Notes
Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us), or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their addresses set forth in the register of holders.

Events of Default; Waiver
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:
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our default in the payment of the principal, premium, if any, or any payment required by a sinking or analogous fund with respect to any of the debt securities when due, either at maturity, upon redemption, by declaration or otherwise;

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our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 90 days;

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our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series specifying such failure and requiring it to be remedied;

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a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or preceding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

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we or a Material Subsidiary commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

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any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means Simmons Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If an event of default occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by notice to us (with a copy to the trustee, if given by holders) may declare the principal to be immediately due and payable with respect to all the debt securities of that series, in the case of an event of default described in the first, second, third or sixth bullet above, or all of the debt securities issued under the indentures, in the case of an event of default described in the fourth or fifth bullet above.
The indentures also provide that the holders of a majority in principal amount of the debt securities may waive any existing default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, if we have cured the event of default and deposited with the trustee a sum sufficient to pay the principal, premium, if any, and matured installments of interest which shall have become due otherwise than by acceleration.
The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines may be unjustly prejudicial to the holders of the debt securities not joining in the direction or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper consistent with any such direction received from the holders of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders pursuant to the indentures, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:
•
such holder has previously given the trustee written notice of a continuing event of default;

•
holders of at least 25% in aggregate principal amount of the outstanding debt securities have made a written request to the trustee to pursue the remedy;

•
such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

•
the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any note, or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following the third event of default described in this section unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.
We are required to deliver to the trustee, within 120 days after the end of our fiscal year, commencing in the year during which the first series of debt securities is issued under an indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the indenture throughout the year and specifying any known default and its status.
Merger, Consolidation, Sale, Lease or Conveyance
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation unless:
•
we are either the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

•
neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, we will be released from all our liabilities and obligations under such indenture and under the debt securities issued thereunder.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” the property or assets of a person.
Certain Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Modification of the Indenture
Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities may be made only when authorized by the board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities affected by such supplemental indenture, voting together as a single class.
Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:
•
extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•
reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

•
modify the subordination provision in a manner adverse to the holders of any debt security; or

•
modify such provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, without the consent of any holder of the debt securities, for any of the following purposes:
•
to evidence the succession of another corporation to the Company and provide for the successor’s assumption of the covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•
to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•
to add or change any of the provisions of the indenture to provide that the debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that no such action shall adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•
to modify, eliminate or add provisions of the indenture in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof;

•
to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination becomes effective only when there are no outstanding debt securities or does not apply to any outstanding debt security;

•
(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision, shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•
to secure any series of debt securities; and

•
to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The trustee shall not be obligated to enter into any amendment or supplemental indenture, which adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.
Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the applicable indenture or the debt securities and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such note, holders of a majority in aggregate principal amount of the debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt security and rescind and annual such declaration and its consequences, except as otherwise stated above, but no waiver or rescission and annulment will extend to or affect any subsequent default or impair any other right.
Outstanding Notes; Determinations of Holders’ Actions
Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent, a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of us holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent, or waiver, debt securities owned by us any other obligor of the debt securities, or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for certain instances where the debt securities have been pledged in good faith.
The trustee may make reasonable rules for action by or at a meeting of holders of the debt securities. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.
Satisfaction and Discharge
Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:
•
either:

•
all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (a) coupons on Bearer Securities that meet certain conditions, (b) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (c) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (d) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•
all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (a) have become due and payable, (b) are by their terms due and payable within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (a) and (c) in the preceding bullet, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•
we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

•
upon demand of and at our cost and expense, the trustee will execute such instruments as reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance
Legal Defeasance
Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities on the 123rd day (or later as described below) after we have made the deposit referred to below, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust, and rights, powers, trusts, duties, and immunities with respect to the trustee) if:
•
we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities at the time such payments are due or on the applicable redemption date in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

•
no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

•
such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

•
such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

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such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

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we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable federal income tax law, to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that, all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance
Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:
•
the satisfaction of the conditions described in “— Legal Defeasance,” other than with respect to the sixth bullet point; and

•
our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.
Limitation on Individual Liability
No incorporator or past, present or future shareholder, officer or director of us or any successor corporation, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a debt security, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
Trustee
The initial trustee for both the senior indenture and subordinated indenture will be Wilmington Trust, National Association.
At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.
Notices
Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.
Book-Entry Delivery and Settlement
Global Notes
We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through DTC.
DTC has advised us that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•
The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters nor any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global notes; and

•
ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.
Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Settlement Procedures
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.
Certificated Notes
Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•
an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•
subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global note.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Description of Depositary Shares
We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of our preferred stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.
General
Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.
Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
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the initial deposit of our preferred stock;

•
the initial issuance of the depositary shares;

•
any redemption of our preferred stock; and

•
all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
•
refuse to transfer depositary shares;

•
withhold dividends and distributions; and

•
sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.
Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:
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written advice of counsel or accountants;

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information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

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documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Description of Warrants
General
We may issue warrants in one or more series to purchase common stock, preferred stock, or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
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the title of the warrants;

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the total number of warrants to be issued;

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the consideration for which we will issue the warrants, including the applicable currency or currencies;

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anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants will be in registered or bearer form;

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information with respect to book-entry registration and transfer procedures, if any;

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the minimum or maximum amount of warrants which may be exercised at any one time;

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the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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the date on and after which the warrants and securities issued with the warrants will be separately transferable;

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a discussion of material United States federal income tax considerations;

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the identity of the warrant agent; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our common stock or preferred stock will not have any rights of holders of our common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Arkansas.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

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a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

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whether the purchase contracts or purchase units will be issued in fully registered or global form; and

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any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each shareholder;

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the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.
The applicable prospectus supplement will specify the terms of the units, including:
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the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material U.S. federal income tax considerations, if applicable; and

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whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to the prevailing market price; or

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negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the initial public offering price;

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the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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any delayed delivery arrangements;

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the use of proceeds from the sale of the securities;

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any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers;

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estimated offering expenses; and

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the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of preferred stock, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Patrick A. Burrow, our Executive Vice President, General Counsel and Secretary, and Covington & Burling LLP, Washington, D.C., and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement. As of March 9, 2018, Mr. Burrow held 39,510 shares of our common stock and held options to purchase up to 41,450 shares of our common stock, and he is eligible to receive additional equity incentive awards in the future.
Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The audited annual consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.
The audited annual consolidated financial statements of OKSB as of and for the years ended December 31, 2016 and 2015 incorporated in this prospectus by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of OKSB’s internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein dated March 9, 2017, which are incorporated herein by reference. The audited annual consolidated financial statements of OKSB for the year ended December 31, 2014 incorporated in this prospectus by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in its report included therein dated March 10, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.
The audited consolidated financial statements of First Texas BHC, Inc. (“First Texas”) as of and for the three years ended December 31, 2016 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018 have been audited by Payne and Smith, LLC, independent auditors, as stated in its report dated March 13, 2017, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
With respect to the unaudited interim consolidated financial information of First Texas for the quarter ended September 30, 2017 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018, Payne and Smith, LLC has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its report on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on First Texas’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

$300,000,000
    % Fixed-to-Floating Subordinated Notes due 2028

PROSPECTUS SUPPLEMENT

Lead Book Running Manager	Joint Book Running Managers
Sandler O’Neill + Partners, L.P.	Keefe, Bruyette & Woods A Stifel Company	Stephens Inc.
           , 2018